EXHIBIT 10.4

EMPLOYMENT AGREEMENT

This Agreement, entered in to this 5th day of December 2014, is by and between Energizer Tennis, Inc.,

a Nevada corporation (hereinafter referred to as the “Company”) and Robert Thompson (hereinafter referred to as "Employee") under the following terms and conditions:

RECITALS:

A.

The Company and Employee desire to set forth the terms and conditions on which (i) the

Company shall employ Employee, (ii) Employee shall render services to the Company or a subsidiary or parent of the Company, and (iii) the Company shall compensate Employee for such services to the Company; and

B.

In connection with the employment of Employee by the Company, the Company shall have an obligation to make any payments to Employee for Base Salary and Bonuses, as defined below and as required by this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.

EMPLOYMENT AND TERM

1.1

Employment. The Company hereby employs Employee and Employee hereby accepts employment with the Company as its Secretary and CFO / Treasurer upon the terms and conditions hereinafter set forth.

1.2

Initial Term. The term of this Agreement shall be for a period of 1 year, commencing on the effective date (as defined in subsection 1.4 below) of this Agreement through December 5, 2014.

1.3

Extending Term. For Purposes of extending the term of the relationship between the

Company and Employee, the parties agree to enter into good faith negotiations within thirty (30) days prior to the extension or termination of this Agreement. In the event that the parties are unable to reach an agreement at such time as this Agreement terminates, this Agreement shall be automatically terminated on December 5, 2015.

1.4

Effective Date. The effective date of this Agreement shall be

December 5, 2014.

2.0

COMPENSATION

2.1

Basic Monthly Compensation.

For all services rendered by Employee under this

Agreement, the Company shall pay Employee during the term of this agreement a monthly compensation of $5,000 a month.

2.2

Legend. Subject to Rule 144 restrictions, 12 months following issuance of any stock that is issued to employee the Company agrees to and shall direct its transfer agent to remove the restrictive legend to facilitate a sale of such shares made, or to be made, in compliance with Rule 144 subject to issuance by the Company’s SEC legal counsel that the legend can be removed from Employee’s shares to facilitate such sale. The Company agrees to and promptly shall direct it’s SEC legal counsel to issue an opinion letter regarding the removal of the restrictive legend from the Employee’s stock certificate or certificates to facilitate a complying sale or the Company agrees to accept an opinion letter from any

SEC attorney that Employee chooses unless the Company’s SEC legal counsel advises the Company that Rule 144 would not be available for the proposed sale. The Company also agrees to and promptly shall provide any information requested by legal counsel and agrees to make further direction to its transfer agent as necessary for such issuance of an opinion regarding removal of the legend or the sale of such restricted shares under Rule 144 or other available exemption from registration.

(a)

In the event that the Company fails within fifteen (15) days after request by Employee to direct its transfer agent to remove the legend to facilitate a sale in compliance with Rule

144 at a time when Rule 144 is otherwise available, the Company shall be liable to an additional fee of ten percent (10%) of the current value of the shares held by Employee,

as well as any and all attorney fees and costs that Employee may incur as a result of the

Company failing to comply in this request.

2.3

Expense Reimbursement. The Company will reimburse Employee for all reasonable expenses incurred in the process of performing duties as a Company employee and/or on the Company’s behalf, including but not limited to expenses incurred from the Employee’s home office.

3.

DUTIES AND RESPONSIBILITIES

3.1

Duties and Responsibilities. Employee shall, during the term of this Agreement, expend his best efforts, energies and skills to the business of the Company and/or any subsidiaries (each a

"Subsidiary".) For purposes of this Agreement, the term "Company" shall mean the Company, all subsidiaries, and the parent company (if there ever becomes one). Employee may serve on the Board of

Directors of other private or public companies and is permitted to consult with private and public companies.

3.2

Offices. Employee shall serve as the Secretary and CFO / Treasurer of the Company.

Employee will report directly to the Board of Directors of the Company. Employee will be responsible for overseeing all aspects of the Company and perform the normal duties of a Secretary and CFO /

Treasurer of a publicly traded company. In the performance of all of his responsibilities hereunder,

Employee shall be subject to all of the Company's policies, rules, and regulations applicable to its employees of comparable status and shall report directly to, and shall be subject to, the direction and control of the Board and shall perform such duties as shall be assigned to him. In performing such duties, Employee will be subject to and abide by, and will use his best efforts to cause other employees of the Company to be subject to and abide by, all policies and procedures developed by the Board of

Directors of the Company. Employee shall work out of his home office and/or an office provided for by the Company within 50 miles of his home, the choice will be that of the employee.

4.

ADDITIONAL EMPLOYEE COVENANTS

4.1

Confidential Information. Employee acknowledges that the nature of Employee’s engagement by the Company is such that Employee shall have access to information of a confidential and/or trade secret nature which has great value to the Company and which constitutes a substantial basis and foundation upon which the business of the Company is based. Such information includes financial, manufacturing and marketing data, techniques, processes, formulas, developmental or experimental work, work in process, methods, trade secrets (including, without limitation, customer lists and lists of customer sources), or any other secret or confidential information relating to the products,

services, customers, sales or business affairs of the Company or its Affiliates (the “Confidential

Information”). Employee shall keep all such Confidential Information in confidence during the term of this Agreement and shall not disclose any of such Confidential Information to any other person, except to the extend such disclosure is (i) required by applicable law, (ii) lawfully obtainable from other sources, or (iii) authorized in writing by the Company. Upon termination of Employee’s employment with the Company, Employee shall deliver to the Company all documents, records, notebooks, work papers, and all similar material containing any of the foregoing information.

5.

TERMINATION

This Agreement and all obligations hereunder shall terminate upon the earliest to occur of any of the following:

5.1

Expiration of Term.

The expiration of the term provided for in Section 1.2 of this agreement or the voluntary termination by Employee or retirement from the Company in accordance with the normal retirement policies of the Company.

5.2

Death or Disability of Employee. The death or disability of Employee. For the purposes of this Agreement, disability shall mean the absence of Employee performing Employee’s duties with the Company on a full-time basis for a period of six months period, as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the

Company or its insurers and acceptable to Employee or Employee’s legal representative (such agreement as to acceptability not to be withheld unreasonably). If Employee shall become disabled,

Employee’s employment may be terminated by written notice from the Company to Employee.

5.3

For Cause or Without Good Reason.

The Company may terminate Employee’s

employment and all of Employee’s rights to receive Base Salary and Bonuses hereunder for Cause or upon the resignation of Employee without Good Reason. For purposes of this Agreement, the term

“Cause” shall be limited to the willful commission of a felony or other act of moral turpitude which directly and demonstrably causes material, tangible harm to the Company, and “Good Reason” shall be defined as (i) demotion of Employee from the position of Secretary and CFO / Treasurer without the consent of Employee; (ii) any attempt to decrease Employee’s Base Salary or Bonuses; (iii) any breach of this Agreement by the Company; or (iv) any requirement that Employee relocate to an office more than 50 miles from Employee’s current home address; (v) the company does not pay employee his salary any given month.

Notwithstanding the foregoing, Employee shall not be terminated for Cause pursuant to this Section 5 unless and until Employee has received notice of a proposed termination for Cause and Employee has had an opportunity to be heard before at least a majority of the members of the Board. Employee shall be deemed to have had such an opportunity if given written or telephonic notice at least 72 hours in advance of a meeting.

6.

THE COMPANY'S AUTHORITY

Employee agrees to observe and comply with the reasonable rules and regulations of the

Company as adopted by the Board either orally or in writing respecting performance of his duties and to carry out and perform orders, directions, and policies stated by the Board, to him from time to time,

either orally or in writing.

7.

ASSIGNMENT

7.1

Personal Contract of Employee. This Agreement is a personal contract, and the duties and obligations of the Employee hereunder may not be transferred or assigned, except as otherwise expressly authorized in writing by the Company.

7.2

Assignment by Company. The Company shall have the right to assign this Agreement to any successor of substantially all of its business or assets, and any such successor shall be bound by all of the provisions hereof.

8.

INDEMNIFICATION AND LIABILITIES AND LIMITATIONS

8.1

Limitations on Liability. The Company agrees that Employee shall not be liable under this agreement to The Company or their respective successor’s, assigns or affiliates except where damages result directly from the gross negligence or willful misconduct of Employee. The Company agrees that the Employee shall not have any liability as a result of the execution and delivery of this

Agreement, or other matters relating to or arising from this Agreement. Without limiting the generality of the foregoing, in no event shall the Employee be liable for consequential, indirect or punitive damages for lost profits or opportunities or other like damages or claims of any kind. The Company shall indemnify Employee, and hold Employee harmless against any and all claims by third parties for losses, damages or liabilities, including reasonable attorneys fees and expenses (“Losses”), arising in any manner out of or in connection with the rendering of services by Employee under this Agreement.

The terms of this paragraph shall survive the termination of this agreement.

8.2

Indemnification. The Company agrees to indemnify and hold harmless Employee from and against any and all claims, liabilities, damages, obligations, costs and expenses (including reasonable attorneys’ fees and expenses and costs of investigation) arising out of or relating to matters or arising from this Agreement and the employee’s employment with the Company. The Company will pay and, subject to any legal limitations, advance all expenses, including reasonable attorneys’ fees and costs of court approved settlements, actually and necessarily incurred by Employee in connection with the defense of any action, suit or proceeding and in connection with any appeal thereon, which has been brought against Employee by reason of Employee’s service as an officer or agent of the Company or of any Affiliate of the Company

9.

MISCELLANEOUS

9.1

Notices.

All notices, requests, demands, and other communications required to or permitted to be given under this Agreement shall be in writing addressed to the other party at the physical address and email address set forth below and shall be conclusively deemed to have been duly given when:

(a) The next business day after same have been deposited with a national overnight delivery service, shipping prepaid, addressed to the parties as set forth below with next-business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider; or

(b) Three business days after mailing if mailed from within the continental United States by registered or certified mail, return receipt requested, addressed to the parties as set forth below.

(c) Three business days after email being sent and confirmed.

Company:

Energizer Tennis, Inc.

Employee:

Robert Thompson

9.2

Attorneys’ Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

9.3

Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between or among the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all the parties or the applicable parties to be bound by such amendment. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

9.4

Governing Law. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of California, and any and all actions to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in

Orange County, in the State of California, and in no other place.

9.5

Severability. If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

9.6

Effect of Headings.

The subject headings of the sections and subsections of this

Agreement are included for convenience only and will not affect the construction of any of its provisions.

9.7

Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument.

Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver a manually executed counterpart of this

Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity,

enforceability, or binding effect of this Agreement.

9.8

Survival of Covenants, Etc. All covenants, representations and warranties made herein shall survive the making of this Agreement and shall continue in full force and effect until the obligations of this Agreement have been fully satisfied.

9.9

Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

9.10

Arbitration of All Other Claims. Except that either party may seek equitable or similar relief from a court, any controversy, dispute or claim of whatever nature arising out of, in connection with or relating to this Agreement or the interpretation, meaning, performance, breach or enforcement thereof, including any controversy, dispute or claim based on contract, tort, or statute, and including without limitation claims relating to the validity of this Agreement, shall be resolved at the request of either party to this Agreement by binding arbitration conducted at a location determined by the arbitrator in Los Angeles, California, administered by and in accordance with the then existing Rules of Practice and Procedure of J*A*M*S/Endispute, Inc. (J•A•M•S) (except as modified in conformance with any requirements of California law), and judgment upon any award rendered by the arbitrator(s) may be entered by any State or Federal Court having jurisdiction thereof. Either party may commence such proceeding by giving notice to the other party in the manner provided in sub-paragraph (f) below. Upon filing a demand for arbitration, all parties to the Agreement will have right of discovery to the maximum extent provided by law for actions tried before a court, and both agree that in the event of an arbitration,

disputes as to discovery shall be determined by the arbitrator(s).The arbitrator(s) in any such proceeding shall apply California substantive law and the California Evidence Code to the proceeding.

The arbitrator(s) shall have the power to grant all legal and equitable remedies and award damages provided by California law. The arbitrator(s) shall prepare in writing and provide to the parties an award including findings of fact and conclusions of law. The arbitrator(s) shall not have the power to commit errors of law or legal reasoning, and the award may be vacated or corrected pursuant to California Code of Civil Procedure §§1286.2 or 1286.6 for any such error. Each party shall bear its expenses, costs and attorney fees relating to the arbitration and recovery under any order and/or judgment rendered therein,

including one-half the arbitrator(s) fees. The parties hereto hereby submit to the exclusive jurisdiction of the courts of the State of California for the purpose of enforcement of this agreement to arbitrate and any and all awards or orders rendered pursuant thereto.

10.

CORPORATE APPROVALS

The Company represents and warrants that the execution of this Agreement by its corporate officer named below has been duly authorized by the Board, is not in conflict with any Bylaw or other agreement, and will be a binding obligation of the Company, enforceable in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.

EMPLOYEE:

/s/ Robert Thompson

Robert Thompson

THE COMPANY:

Energizer Tennis, Inc.

By: /s/ Alexander Farquharson

Alexander Farquharson, President